STOCK PURCHASE AGREEMENT (the "Agreement") dated as of March 29, 1997, between RTI Inc., a New York corporation (the "Company"), and the person listed on the signature page hereto (the "Purchaser").

     WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to acquire, shares of the Company's common stock, par value $0.08 per share (the "Common Stock").

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser agrees as follows:

                                    ARTICLE 1
                        PURCHASE AND SALE OF COMMON STOCK

     1.1 Purchase and Sale of Common Stock. Upon the terms and conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase, 145,000 shares (the "Shares") of Common Stock.

     1.2 Purchase Price. The aggregate purchase price for the Shares purchased by the Purchaser (the "Aggregate Purchase Price") shall be $420,500, and shall be equal to the product of the number of Shares purchased by the Purchaser and $2.90 (the "Purchase Price Per Share").

     1.3 The Closing.

          (a) The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of the Purchaser immediately following the execution and delivery of this Agreement or on such other date and at such other place as the Purchaser and the Company may agree. The date of the Closing is hereinafter referred to as the Closing Date.

          (b) At the Closing, (i) the Company shall deliver to the Purchaser one or more stock certificates representing the Shares, which shall be free of restrictive legends or "stop transfer" restrictions, registered in the name of the Purchaser, and (ii) the Purchaser shall deliver to the Company the Aggregate Purchase Price as determined pursuant to this Article I in immediately available funds by wire transfer to such account as shall be designated in writing by the Company. In addition, each of the Company and the Purchaser shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to Closing.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations, warranties and agreements with and to the Purchaser:

          (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly and validly existing and in good standing under the laws of the State of New York and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Except for Refrigeration Technology, Inc., the Company does not have any active subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure so to qualify could reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties, prospects, or financial condition of the Company.

          (b) AUTHORIZATION. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby has been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c) ISSUANCE OF SHARES. The Shares are duly authorized and, when paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances. The Company has and will maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement.

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

          (d) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby or relating hereto do not and will not (i) result in the violation of the Company's certificate of incorporation or by-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or, to the actual knowledge of the Company, result in a violation of any law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company, or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof.

          (e) SEC FILINGS. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and through and including the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to section 13(a) or 15(d) (all of the foregoing filed prior to the date hereof being hereinafter referred to herein as the "SEC Documents"). The Company previously has delivered or otherwise made available to the Purchaser or its representatives true and complete copies of the SEC Documents (other than documents incorporated by reference therein but not filed therewith) filed with the SEC since December 31, 1995. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial


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statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statement, to normal year-end audit adjustments).

     2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby makes the following representations and warranties to the Company:

          (a)  ORGANIZATION;   AUTHORIZATION.  (i)  The  Purchaser,  if  not  an
individual, is a corporation or partnership duly and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) the Purchaser has the requisite power to own its properties and to carry on its business as now being conducted, (iii) the Purchaser has the requisite power, capacity and authority to enter into and perform this Agreement, (iv) the execution and delivery of this Agreement by the Purchaser, if not an individual, and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, and no further consent or authorization of the Purchaser or its Board of Directors or stockholders or partners is required, (v) this Agreement has been duly executed and delivered by the Purchaser, and (vi) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (b) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) if the Purchaser is not an individual, result in the violation of the Purchaser's charter documents or By-Laws or other organizational documents, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, regulation, order, judgment or decree of any court or any governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or purchase the Shares in accordance with the terms hereof.

          (c) NON U.S. OWNERSHIP. The Purchaser is not a U.S. Person as defined within Regulation S ("Regulation S") promulgated under the Securities Act of 1933 (the "Securities Act") and is not purchasing the Shares for the account or benefit of a U.S. Person. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments contemplated by this Agreement. The Purchaser has been afforded, to the satisfaction of the Purchaser, the opportunity to review the SEC Documents and obtain such additional publicly available information concerning the Company and its business, and to ask such questions and receive such answers (based upon publicly available information), as the Purchaser deems necessary to make an informed investment decision.

          (d) INVESTMENT INTENT. The Purchaser is purchasing the Shares for investment purposes and not with a view towards distribution. The Purchaser has no present intention to sell the Shares and has no present arrangement (whether or not legally binding) to sell the Shares to or through any person or entity; provided, however, that by making the foregoing representation and warranty, the Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with the Securities Act and any other applicable securities laws.

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

                                    ARTICLE 3
                                    COVENANTS

     3.1 REGULATION S.

          (a) The Company shall take all necessary reasonable corporate action and proceedings as may be required by applicable law, rule or regulation for the legal and valid issuance of the Shares to the Purchaser at the Closing in accordance with this Agreement and for any transfer or other disposition or financing thereof, when and as permitted under Regulation S without registration under the Securities Act or other applicable law. Neither the Company nor any of its affiliates have engaged or will engage in any "directed selling efforts" (as such term is defined under Regulation S) with respect to the Shares and have complied and will comply with the "offering restrictions" requirements of Regulation S.

          (b) The Purchaser acknowledges that the Shares have not been, and will not be, registered under the Securities Act. The Purchaser covenants (i) that it is not, and does not intend to be, a "distributor" (as such term is defined by Regulation S) of the Shares, but if it so acts then the Purchaser will comply with all applicable requirements under Regulation S in connection therewith,
(ii) that (A) for a period of time which exceeds the 40-day restricted period contemplated by Regulation S, it will not offer to re-sell, or re-sell, the Shares either within the United States or to, for the account of, or for the benefit of, any "U.S. person" (as such term is defined in Regulation S), and (B) following the expiration of the 40-day restricted period, it will not offer to re-sell, or re-sell, the Shares either within the United States or to, for the account of, or for the benefit of, any "U.S. person", except in accordance with the provisions of Rule 903 or Rule 904 of Regulation S or pursuant to an exemption from the registration requirements of the Securities Act, and (iii) that neither the Purchaser or its affiliates, nor persons acting on their behalf, have engaged or will engage in "directed selling efforts" (as such term is defined in Regulation S) with respect to the Shares and that, if the Purchaser is a distributor, as contemplated within Regulation S, it has complied, and will comply, with the "offering restrictions" requirements of Regulation S.

          (c) The Company acknowledges that the Purchaser from time to time may engage in purchases, sales, financings or transactions in the Common Stock separate and apart from the Shares acquired pursuant to this Agreement.

     3.2 LIMITATIONS ON PURCHASER'S RIGHT TO SELL COMMON STOCK. The Purchaser agrees that, during the period commencing on the Closing Date and ending at least 40 days thereafter, it will not engage in any short selling or other hedging transaction in the Shares including, without limitation, option writing equity swaps or other types of derivative transactions, the intent of which is to transfer incidence of ownership into the United States during such period.

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

                                    ARTICLE 4
                                   CONDITIONS

     4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SHARES. The Obligation hereunder of the Company to sell the Shares to the Purchaser is further subject to the satisfaction, at or before the Closing, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) ACCURACY OF THE PURCHASER' REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.

          (b) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

          (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) NO CHANGE IN REGULATION S. Regulation S shall not have been amended or interpreted in a manner, which, in the reasonable judgment of the Company, would materially adversely affect the issuance or sale of the Shares by the Company.

     4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO PURCHASE THE SHARES. The obligation of the Purchaser hereunder to acquire and pay for the Shares is subject to the satisfaction, at or before the Closing, of each of the following conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

          (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.

          (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

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

          (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) MATERIAL ADVERSE CHANGES. Since December 31, 1996, no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Company, except as otherwise publicly disclosed.

          (e) NO CHANGE IN REGULATION S. Regulation S shall not have been amended or interpreted in a manner, which, in the reasonable judgment of the Purchaser, would materially adversely affect the purchase of the Shares by the Purchaser.

          (f) NO SUSPENSION OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been suspended by the SEC or the National Association of Securities Dealers, Inc. (the "NASD") (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company).

          (g) OFFICER'S CERTIFICATE. The Company shall have delivered to the Purchaser a certificate, executed by an executive officer of the Company, to the effect that all the conditions to the closing shall have been satisfied.

                                    ARTICLE 5
                                  MISCELLANEOUS

          5.1 FEES AND EXPENSES: NO BROKERS. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. Each party represents that it has not used the services of any broker in connection with this transaction, other than a broker as to which such party shall be solely responsible for the payment of any fees and expenses incurred in connection herewith.

          5.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

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

          5.3 NOTICES. Any notice, consent or other communication (collectively, "Communications") required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon personal delivery,
(b) on the first business day following delivery by telecopy (with transmission confirmation report) at the address or number designated below, or (c) on the business day received if delivery is made by overnight express courier service,
 . The addresses for such Communications shall be:

                  If to the Company:        RTI Inc.
                                            c/o Theo W. Muller
                                            20 Peach Hill Road
                                            Darien, CT 06820

                  Facsimile No.:           (203) 656-1004

                  With copies to:           Warshaw Burstein Cohen
                                            Schlesinger & Kuh, LLP
                                            555 Fifth Avenue - 11th Floor
                                            New York, NY 10017
                  Attention:                Arthur A. Katz

                  Facsimile No.:            (212) 972-9150

                  If to a Purchaser:        At the address set forth on
                                            the signature page hereto.

Either party hereto may from time to time change its address for notices under this Section 5.3 by giving at least 10 days' notice of such changed address to the other party hereto pursuant to this Section 5.3. Any notice of a change in address shall be effective upon receipt thereof.

     5.4 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Any waiver must be in writing.

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

     5.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought) and any such purported assignment shall be void, except that the Company shall assign this agreement to any successor by merger or any purchaser of all or substantially all of the assets of the Company. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

     5.7 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     5.8 GOVERNING LAW.

          (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law.

          (b) Each of the Company and the Purchaser hereby (i) irrevocably consents to the jurisdiction of the federal courts located in the State of New York (or the courts of the State of New York if the federal court decline to accept jurisdiction) in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument, and (ii) in any such action or proceeding, waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 5.3 and shall constitute good and sufficient service of process and notice thereof.

     5.9 SURVIVAL. The agreements and covenants of the Company and the Purchaser contained in Article III and this Article V shall survive the termination of this Agreement or the consummation of the transactions contemplated hereby. The representations and warranties of the Company and the Purchaser contained in
Article II shall survive until a date that is one year after the Closing.

     5.10 EXECUTION. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original for all purposes and any one of which may be introduced into evidence or used for any other purpose without the production of its duplicate counterpart, and all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.

     5.11 PUBLICITY. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby. Except to the extent required by law, neither party shall issue any press release or otherwise make any public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed.

     5.12 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, in light of the tenor of this Agreement, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.


                                               RTI INC.


                                       By: /s/ THEO W. MULLER
                                          ------------------------
                                               Theo W. Muller
                                               Chairman and Chief
                                               Executive Officer


  LUC HERROELEM
[Name of Purchaser]


     Please print:

      Name:     Luc Herroelen

      Address:  15 O.L.V. Lourdes
                1090 Brussels, Belgium
                Facsimile: 011-32-2-425-7618








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